Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, and 333-157545) and Form S-3 (Nos. 333-104077, 333-108783, 333-109697, 333-114723, 333-116322, 333-120224, 333-122144, 333-123923, 333-128857, 333-141594, 333-146064, 333-146065 and 333-141609) of our report dated February 26, 2009 except for the effects of the changes in accounting for convertible debt instruments and the computation of earnings per share as discussed in the section entitled “Adoption of Recent Accounting Pronouncements and Adjusted Consolidated Financial Statements” in Note 1, as to which the date is June 5, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Equinix, Inc., dated June 8, 2009.

/s/ PricewaterhouseCoopers LLP
San Jose, California

June 7, 2009